SETTLEMENT AGREEMENT
                                       AND
                                 GENERAL RELEASE

         This Settlement Agreement and GENERAL Release ("Agreement") is made and entered into this 26 day of May, 2000, by and between LARRY D. ROGERS, an individual ("Rogers"), and COMMERCIAL CONCEPTS, INC., a Utah corporation ("CCI"). Rogers and CCI shall sometimes be hereinafter referred to collectively as the "Parties," or individually as a "Party."

                                    RECITALS

         A. Rogers and CCI executed a certain Agreement and Plan of Reorganization dated June 10, 1999 (the "Exchange Agreement"), whereby Rogers exchanged all of his common stock in Advice Productions, Inc., a Utah corporation ("Advice"), for 1,000,000 "restricted" shares of CCI common stock.

         B. As a result of the Exchange Agreement, CCI became the sole shareholder of Advice.

         C. Since the closing of the Exchange Agreement, Rogers has performed certain work for CCI as an independent contractor or consultant, but not as an employee.

         D. In the Exchange Agreement, Rogers made certain representations and warranties regarding, among other things, the financial statements, property, assets, liabilities, contracts, customers and business of Advice (collectively, the "Representations and Warranties").

         E. CCI believes that Rogers made various material misrepresentations and omissions with respect to the Representations and Warranties and the Exchange Agreement, and further believes that CCI has claims and causes of action against Rogers for breach of the Exchange Agreement.

         F. Rogers disputes that he made any misrepresentations and omissions with respect to the Representations and Warranties or the Exchange Agreement, and further disputes that CCI has any claims and causes of action against him.

         G. The Parties wish to fully and completely settle all of their disagreements and disputes with respect to the Exchange Agreement and the Representations and Warranties upon the terms and conditions set forth below, for which purpose this document was executed.

                                    AGREEMENT

         NOW THEREFORE, based on the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby acknowledged and agreed by and between the Parties as follows:

         1. Recitals. Each of the foregoing Recitals is incorporated herein by this reference and shall be deemed contractual and not mere recitals.

         2. Acknowledgment and Settlement. The Parties acknowledge that all issues between them that are associated with the Exchange Agreement and the Representations and Warranties are fully and completely settled in accordance with the terms and conditions of this Agreement.

         3. Consideration to be Paid. Simultaneously with the full execution of this Agreement, Rogers shall return, transfer and convey to CCI 800,000 "restricted" shares of CCI common stock (collectively, the "Settlement Shares"). Rogers shall physically deliver to CCI the stock certificate(s) evidencing his ownership of the Settlement Shares, and shall properly endorse said certificate(s) to CCI. Further, as set forth more fully in Section 9 below, Rogers shall also waive, discharge and release any and all claims and causes of action he may have against CCI in connection with the Exchange Agreement, the Representations and Warranties and the work Rogers performed for CCI prior to the effective date of this Agreement. In addition, Rogers shall pay all of the debts specifically listed on the attached Exhibit A, which is incorporated herein by this reference.

         As set forth more fully in Section 8 below, CCI shall waive, discharge and release any and all claims and causes of action it may have against Rogers in connection with the Exchange Agreement, the Representations and Warranties and the work Rogers performed for CCI prior to the effective date of this Agreement. Further, promptly following the full execution of this Agreement, CCI shall return to Rogers each item of personal property listed on the attached Exhibit B, which is incorporated herein by this reference.

         4. Severance; Shares Retained; Termination of Business Relationship. The Parties acknowledge and agree that Rogers has performed work for CCI as an independent contractor or consultant, but not as an employee, since the closing of the Exchange Agreement. CCI agrees to pay Rogers all commissions earned by Rogers prior to the effective date of this Agreement as such commissions accrue (i.e., upon receipt of customer payment) as set forth on the attached Exhibit C, which is incorporated herein by this reference. The Parties acknowledge and agree that Rogers shall be entitled to retain 400,000 of the 1,000,000 "restricted" shares of CCI common stock acquired by Rogers in connection with the Exchange Agreement. Rogers shall also be entitled to retain the 69,300 "restricted" shares of CCI common stock that he acquired from CCI on or about December 23, 1999. Finally, the Parties acknowledge and agree that, with the exception of being a shareholder of CCI, Roger's business relationship with CCI shall terminate immediately upon the full execution of this Agreement. Following the date of the full execution of this Agreement, Rogers shall no longer be a consultant for or independent contractor of CCI. Effective immediately upon the full execution of this Agreement, the Parties agree that Rogers shall be deemed to have resigned as an officer and director of CCI, and this Agreement shall be deemed to be Rogers' written resignation from such positions.

         5. Dissolution of Advice. Promptly following the full execution of this Agreement and the delivery of the Settlement Shares to CCI, the Parties agree to jointly take all necessary and desirable action to formally dissolve Advice including, without limitation, filing Articles of Dissolution with the State of Utah. Following the dissolution of Advice, Rogers shall be permitted to use the names "Advice," "Advice Production" and "Advice Productions" for any personal or business purpose Rogers may desire including, without limitation, forming a new business entity using any of such names.

         6. Roger's Representations and Warranties. Rogers hereby represents and warrants to CCI as follows:

         A. Rogers has a complete knowledge and understanding of the operations, activities, purposes and management of CCI since the date of the closing of the Exchange Agreement.

         B. Rogers has disclosed to CCI all agreements (verbal or written), contracts and other documents, which he has signed or entered into, as well as any debts, liabilities and expenses, which he has incurred, in any manner, on behalf of CCI.

         C. Prior to his execution of this Agreement, Rogers had the opportunity to seek independent, legal advice regarding the propriety and advisability of executing this Agreement.

         D. Rogers has been granted the opportunity to conduct a full and fair examination of the records, documents and files of CCI including, without limitation, CCI's financial records, Articles of Incorporation and Bylaws, has been granted the opportunity to ask questions of and receive answers from representatives of CCI, its officers, directors, employees and agents concerning CCI and its business and prospects, and has been granted the full opportunity by CCI to obtain any additional information Rogers deemed necessary or desirable in making the decision to execute this Agreement.

         E. Rogers executed this Agreement voluntarily and willingly with full power and authority to enter into this Agreement, and the terms and conditions of this Agreement shall be fully binding upon Rogers.

         F. Rogers has not relied on any statement, representation, omission, or promise of CCI or any other individual or entity in executing this Agreement, in making the settlement described herein, or with respect to the tax or economic consequences relating to the settlement described in this Agreement.

         G. Rogers owns full rights, title and interests in and to the Settlement Shares and has not pledged, liened, encumbered or hypothecated the Settlement Shares in any manner whatsoever.

         H. Rogers has read and reviewed this Agreement in its entirety and knows and understands the full contents and meanings of the provisions hereof.

         7. CCI's Representations and Warranties. CCI hereby represents and warrants to Rogers as follows:


         A. Prior to its execution of this Agreement, CCI had the opportunity to seek independent, legal advice regarding the propriety and advisability of executing this Agreement.

         B. CCI executed this Agreement voluntarily with full power and authority to enter into this Agreement, and the terms and conditions of this Agreement shall be fully binding upon CCI.

         C. CCI has not relied on any statement, representation, omission, or promise of Rogers or any other individual or entity in executing this Agreement or in making the settlement described herein.

         D. CCI has read and reviewed this Agreement in its entirety and knows and understands the full contents and meanings of the provisions hereof.


         8. General Release by CCI. In consideration of the return, transfer and conveyance of the Settlement Shares from Rogers to CCI, CCI hereby waives, discharges, acquits and releases any and all claims, demands, damages, losses, expenses, reimbursements, liabilities, costs and causes of action of every kind, nature and character, that it now has or may have in the future, whether now known or unknown, contingent or liquidated, against Rogers in any way resulting from any fact, circumstance, event, happening, omission, or occurrence connected with, related directly or indirectly to, or arising from the Exchange Agreement, the Representations and Warranties or Rogers employment with or work performed for CCI prior to the effective date of this Agreement. The Parties acknowledge and agree that this Section 8 is intended to be, and should be interpreted as, a broad and general release by CCI of Rogers with respect to the subject matter described herein.

         9. General Release by Rogers. In consideration of CCI's waiver, discharge and release set forth in Section 8 above, and in addition to the return, transfer and conveyance of the Settlement Shares by Rogers to CCI, Rogers hereby waives, discharges, acquits and releases any and all claims, demands, damages, losses, expenses, reimbursements, liabilities, costs and causes of action of every kind, nature and character, that he now has or may have in the future, whether now known or unknown, contingent or liquidated, against CCI and all of CCI's employees, officers, directors, shareholders, representatives, agents, attorneys, subsidiaries, affiliates and all other related parties (collectively, the "Released Parties") in any way resulting from any fact, circumstance, event, happening, omission, or occurrence connected with, related directly or indirectly to, or arising from the Exchange Agreement, the Representations and Warranties or Rogers employment with or work performed for CCI prior to the effective date of this Agreement. The Parties acknowledge and agree that this Section 9 is intended to be, and should be interpreted as, a broad and general release by Rogers of CCI and the Released Parties with respect to the subject matter described herein.

         10. Indemnification. Rogers hereby agrees to indemnify, defend and hold harmless CCI and all of the Released Parties from and against all claims, demands, damages, losses, expenses, reimbursements, liabilities, costs and causes of action of every kind, nature and character, that any third party now has or may have in the future, whether now known or unknown, contingent or liquidated, against CCI or the Released Parties in any way resulting from any unlawful, wrongful, negligent, malicious, unauthorized or illegal act, circumstance, event, happening, omission, or occurrence connected with, related directly or indirectly to, or arising from the Exchange Agreement or Roger's involvement and association with, and participation in, the operations, management and ownership of CCI including, without limitation, Rogers employment with or work performed for CCI prior to the effective date of this Agreement. The Parties acknowledge and agree that this Section 10 is intended to be, and should be interpreted as, a broad and general indemnification by Rogers of CCI and the Released Parties with respect to the subject matter described herein.
This obligation shall not impose any liability on Rogers for any actions approved by the shareholders, officers or directors or CCI.

CCI hereby agrees to indemnify, defend and hold harmless Rogers from and against all claims, demands, damages, losses, expenses, reimbursements, liabilities, costs and causes of action of every kind, nature and character, that any third party now has or may have in the future, whether now known or unknown, contingent or liquidated, against Rogers in any way resulting from any unlawful, wrongful, negligent, malicious, unauthorized or illegal act of, and any actions approved by, the shareholders, officer or directors of CCI. Without limiting the breadth of this provision, CCI specifically agrees to indemnify and hold Rogers harmless from any claims by any taxing authority relating to the business or operations of CCI.

         11. No Liability. The Parties acknowledge and agree that this Agreement constitutes a compromise of doubtful and disputed claims. This Agreement shall not constitute an admission of the occurrence or non-occurrence of any facts, acts, omissions, and/or circumstances by any of the Parties hereto, nor shall it constitute an admission of liability by any of the Parties.

         12. Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement by and between the Parties with respect to the subject matter described and referred to herein, and no statements, whether written or oral, shall be deemed a part of this Agreement unless specifically incorporated by reference. This Agreement shall be binding upon and shall inure to the benefit of the Parties' respective employees, officers, directors, agents, representatives, heirs, successors and assigns.

         13. Governing Law; Venue. This Agreement shall be construed and governed by the laws of the State of Utah. The Courts of Salt Lake County, State of Utah shall have exclusive jurisdiction and venue over any disputes or actions arising out of or relating to this Agreement.

         14. Confidentiality. The Parties agree to maintain the terms and conditions of this Agreement confidential as among themselves, and shall not disclose its contents to any other person or entity without the prior written consent of the other Parties hereto, with the exception of those representatives and employees of the Parties and those various taxing and governmental authorities as shall be necessary pursuant to any legal requirements of disclosure. The failure of any Party to maintain the confidentiality required in this Section 14 shall give rise to a cause of action of the other Parties against such Party for all damages, direct and consequential, arising out of or caused by such failure, as well as punitive damages against such Party for any intentional failure to maintain the required confidentiality.

         As used in this Section 14, "Confidential Information" means all information, not generally known to the public, that relates to the business, products, finances, customers, prospects, services, suppliers, plans, proposals or practices of CCI, and all information that CCI specifically designates as "confidential." All Confidential Information shall be considered trade secrets of CCI and shall be entitled to all protections given by law to trade secrets. Confidential Information shall include, without limitation, every form in which information may exist, whether written, verbal, film, tape, computer disk, or any other form of media. Rogers covenants and agrees that he shall not use or disclose to any person or entity any Confidential Information (except to legal, accounting or tax representatives as reasonably required, and except as specifically required by law or by subpoena), shall not in any other way publicly or privately disseminate any Confidential Information, and shall not assist anyone else to do any of these things. Upon full execution of this Agreement, Rogers shall promptly return all Confidential Information in his possession or control to CCI. This covenant shall endure indefinitely. The Parties anticipate that Rogers may immediately engage in a business similar to that previously conducted by Advice Productions, Inc. The Parties agree that Rogers may use any and all information and materials that he has relating to Advice Productions, Inc. in conducting his own business.

         Neither Party will make any disparaging comments concerning the other Party. If CCI receives any telephone calls for Rogers, CCI will politely and without negaive comment either take a message and give it to Rogers or give the caller the current telephone number of Rogers (801-554-8630)

         15. Attorney's Fees and Costs. Each of the Parties shall pay its own attorney's fees, costs, and expenses incurred in connection with this Agreement. In the event any Party breaches this Agreement, the non-breaching Party or Parties shall be entitled to recover reasonable attorneys' fees and costs in connection with the execution and enforcement of such Party's or Parties' rights and remedies hereunder.

         IN WITNESS WHEREOF, the undersigned have affixed their respective signatures hereto as of the date above first written.

                             [Signatures to Follow]

                                         COMMERCIAL CONCEPTS, INC., a Utah
                                         corporation

                                         By: /s/ George Richards
                                             --------------------------------
                                                  George Richards
                                         Its:     President



                                          /s/ Larry D. Rogers
                                         --------------------------------
                                         LARRY D. ROGERS, an individual

                                    EXHIBIT A

                          (Debts to be Paid by Rogers)

                         All Obligation to KSL Radio/TV

                           Debts to be retained by CCI

Creditor                        Original Debt          Current Debt
-------------------------- ------------------ ----------------------
Arrow America                       $2500.00               $2500.00
-------------------------- ------------------ ----------------------
Excel Graphics                      $1500.00                   $.00
-------------------------- ------------------ ----------------------
Fast Forward                          $90.00                  $4.00
-------------------------- ------------------ ----------------------
Jeff Lambright                      $1500.00                   $.00
-------------------------- ------------------ ----------------------
KJZZ                                  $76.00                  $5.00
-------------------------- ------------------ ----------------------
Mc Carty Agency                      $310.00               ($288.00)
-------------------------- ------------------ ----------------------
Paul Rushton                         $300.00                $300.00
-------------------------- ------------------ ----------------------
Photographic Solutions              $1171.00               $1171.00
-------------------------- ------------------ ----------------------
TMG                                 $1700.00               $1535.00
-------------------------- ------------------ ----------------------
Videomatic                          $1000.00               $1000.00
-------------------------- ------------------ ----------------------
Video West                          $1005.00                $217.00
-------------------------- ------------------ ----------------------
Bill Cherry                         $1500.00                   $.00
-------------------------- ------------------ ----------------------
Peter Semelke                        $700.00                ($30.00)
-------------------------- ------------------ ----------------------
Al Azad                              $475.00                   $.00
-------------------------- ------------------ ----------------------

-------------------------- ------------------ ----------------------
Total                             $13,827.00              $6,164.00
-------------------------- ------------------ ----------------------

                                    EXHIBIT B

              (Items of Personal Property to be Returned to Rogers)

One walnut desk and credenza, one beige desk chair, two beige guest chairs, on grey locking (lock broken) legal size four drawer filing cabinet, one samasung SensPro 500 notebook computer with accessories, all historical client files and historical client electronic media/files, various personal artwork.

                                    EXHIBIT C

                (Severance to be Paid to Rogers when they Accrue)

                       $1500.00 on or about March 5, 2000
                       $1500.00 on or about March 20, 2000
                       $1500.00 on or about April 5, 2000
                       $1500.00 on or about April 20, 2000
                        $1500.00 on or about May 5, 2000